UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 8, 2010 (November 4, 2010)
Date of Report (Date of earliest event reported)
CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
CIT Termination, Cooperation and Confidentiality Agreement
     On November 4, 2010, the Company entered into a Termination, Cooperation and Confidentiality Agreement (the “CIT Termination Agreement”) with CIT Healthcare LLC (“CIT Healthcare”), the Company’s external manager. The CIT Termination Agreement is attached hereto as Exhibit 10.1. Pursuant to the CIT Termination Agreement, the parties agreed to terminate the Amended and Restated Management Agreement dated as of January 15, 2010, between the parties ( the “A&R Management Agreement”) effective as of November 16, 2010 (the “Termination Effective Date”), subject to extension of the Termination Effective Date under certain circumstances as set forth in the CIT Termination Agreement. The CIT Termination Agreement also provides for an 180 day cooperation period beginning on the Termination Effective Date relating to the transition of management of the Company from CIT Healthcare to the officers of the Company, a two year mutual confidentiality period and a mutual release of all claims related to CIT Healthcare’s management of the Company. Under the CIT Termination Agreement, the parties agree that in lieu of the payments otherwise required under the termination provisions of the A&R Management Agreement, the Company will pay to CIT Healthcare on the Termination Effective Date $2,400,000 plus any earned but unpaid monthly installments of the base management fee due under the A&R Management Agreement.
Employment Agreement with Salvatore (Torey) Riso, Jr.
     On November 4, 2010, Care Investment Trust Inc. (the “Company”) entered into an Employment Agreement with Salvatore (Torey) Riso, Jr. to be effective upon termination of the Amended and Restated Management Agreement between the Company and CIT Healthcare LLC. Pursuant to the agreement, Mr. Riso continues to act as Chief Executive Officer and President of the Company for an initial employment term through December 31, 2013, followed by successive one year employment terms unless terminated by either party in accordance with the agreement. Mr. Riso’s employment agreement is attached hereto as Exhibit 10.2. Mr. Riso is entitled to an annual base salary of $225,000 until December 31, 2010 and an annual base salary of $250,000 per annum thereafter. He will also receive a one-time cash payment of $100,000 and a one-time grant of immediately vested common stock of the Company with a then current value of approximately $200,000 on or about January 3, 2010. Mr. Riso is also eligible for an annual bonus in cash and equity compensation based upon certain annual performance targets set by the Board of Directors of the Company or a committee thereof in its discretion. For the year ending December 31, 2011, the annual cash bonus, if earned, could range from $200,000 to $300,000 and the annual equity-based bonus, if earned, could range in value from $125,000 to $375,000. If Mr. Riso is terminated by the Company without “cause” or terminates his employment for “good reason,” each as defined in the agreement, he will be entitled to the continuation of his base salary for the greater of (a) a period of 12 months and (b) the number of whole months falling between the date of termination and February 1, 2013, the full vesting of all Company equity awards as of the date of termination and the continuing exercisability of all stock options and stock appreciation rights for the lesser of (x) 12 months after the date of termination and (y) the remainder of their term. The agreement also contains a one year non-compete period and a confidentiality restriction on Mr. Riso.
Employment Agreement with Steven M. Sherwyn
     On November 4, 2010, the Company entered into an Employment Agreement with Steven M. Sherwyn to be effective immediately. Pursuant to the agreement, Mr. Sherwyn will act as Chief Financial Officer of the Company for an initial employment term through December 31, 2013, followed by successive one year employment terms unless terminated by either party in accordance with the agreement. Mr. Sherwyn’s employment agreement is attached hereto as Exhibit 10.3. Mr. Sherwyn is entitled to an annual base salary of $200,000 per annum. He will also receive a one-time grant of 10,000 shares immediately vested common stock of the Company on or about January 3, 2010. Mr. Sherwyn is also eligible for an annual bonus in cash and equity compensation based upon certain annual performance targets set by the Board of Directors of the Company or a committee thereof in its discretion. For the year ending December 31, 2011, the annual cash bonus, if earned, could range from $100,000 to $200,000 and the annual equity-based bonus, if earned, could range in value from $150,000 to $250,000. If Mr. Sherwyn is terminated by the Company without “cause” or terminates his employment for “good reason,” each as defined in the agreement, he will be entitled to the continuation of his base salary for the greater of (a) a period of 12 months and (b) the number of whole months falling between the date of termination and February 1, 2013, the full vesting of all Company equity awards as of the date of termination and the continuing exercisability of all stock options and stock appreciation rights for the lesser of (x) 12 months after the date of termination and (y) the remainder of their term. The agreement also contains a one year non-compete period and a confidentiality restriction on Mr. Sherwyn.

Services Agreement with TREIT Management LLC
     On November 4, 2010, the Company entered into a Services Agreement (the “Services Agreement”) with TREIT Management LLC (“TREIT”) pursuant to which TREIT will provide certain advisory services related to the Company’s business beginning on the Termination Effective Date. For such services, the Company will pay TREIT a monthly base services fee in arrears of one-twelfth of 0.5% of the Company’s Equity (as defined in the Services Agreement) for each month and a quarterly incentive fee (20%, or a higher percentage if requested by TREIT and approved by an independent committee of directors, of which will be paid in shares of common stock of the Company ) of 15% of the Company’s AFFO Plus Gain (Loss) On Sale (as defined in the Services Agreement) so long as and to the extent that the Company’s AFFO Plus Gain (Loss) on Sale (as defined in the Services Agreement) exceeds an amount equal to Equity multiplied by the Hurdle Rate (as defined in the Services Agreement). The initial term of the Services Agreement extends until December 31, 2013, unless terminated earlier in accordance with the terms of the Services Agreement and will be automatically renewed for one year periods following such date unless either party elects not to renew the Services Agreement in accordance with its terms. The Services Agreement also contains a two year confidentiality provision and a restriction on assignment by TREIT. The Services Agreement is attached hereto as Exhibit 10.4.
Item 1.02. Termination of a Material Definitive Agreement.
     On November 4, 2010, pursuant to the CIT Termination Agreement, the Company and CIT Healthcare agreed to terminate the A&R Management Agreement as of the Termination Effective Date. In lieu of the payments otherwise required under the termination provisions of the A&R Management Agreement, the parties agreed that the Company will pay to CIT on the Termination Effective Date $2,400,000 plus any earned but unpaid monthly installments of the base management fee due under the A&R Management Agreement (prorated as applicable).
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 4, 2010, the Board approved an increase in size of the Company’s Board effective as of the Termination Effective Date and appointed Salvatore (Torey) V. Riso, Jr. to fill the vacancy resulting from such increase effective as of the Termination Effective Date.
     On November 4, 2010, Paul F. Hughes resigned as Chief Financial Officer, Chief Compliance Officer and Secretary of the Company, and the Company appointed Steven M. Sherwyn, age 49, as Chief Financial Officer, Treasurer, Chief Compliance Officer and Secretary of the Company. Mr. Sherwyn served as director of Hypo Real Estate Capital Corp. from 2004 to 2006, senior director from 2006 to 2007 and managing director from 2007 to 2008. He also served as Chief Financial Officer for Quadra Realty Trust, Inc. from 2007 to 2008, Chief Financial Officer of Galiot Capital Corporation from 2008 to 2009 and Chief Financial Officer of Western Asset Mortgage Capital Corporation in 2009, all real estate investment trusts. The information contained in Item 1.02 regarding Mr. Sherwyn’s employment agreement is incorporated by reference into this Item 5.02.
     From September 14, 2010, until November 4, 2010, Mr. Sherwyn served as a consultant to the Company providing financial and accounting advisory services and earning aggregate compensation during such period of approximately $20,000.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 4, 2010, the Board of Directors of the Company approved several amendments to the the Company’s bylaws effective immediately. The Bylaws were amended to (1) add disclosure requirements with respect to directors nominated by shareholders and with respect to shareholder proposals for other business at the annual meeting, (2) add requirements with respect to the information and other documents that a director nominated by shareholders is required to deliver in connection with such nomination, (3) provide for ratification by shareholders or the Board of any action or inaction by Care or its officers to the extent that the shareholders or the Board, as applicable, could have originally authorized the matter, (4) allow for emergency meetings of the Board to be called by any director or officer under certain circumstances without complying with the notice requirements of the Bylaws and provide that the number of directors necessary to constitute a quorum in such situations is one-third of the Board, (5) update references to the current existing committees of the Board and (6) provide that if no record date is set by the Board within 20 days of a shareholders’ request for a special meeting, then the record date for determining the shareholders entitled to request a special meeting will be the date the request is first signed and delivered to the secretary of Care.
     The amended and restated Bylaws of Care reflecting these amendments are filed as Exhibit 3.1 to this report.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed as part of this Report.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Care Investment Trust Inc. dated as of November 4, 2010.
10.1	Termination, Cooperation and Confidentiality Agreement by and between Care Investment Trust Inc. and CIT Healthcare LLC dated as of November 4, 2010.
10.2	Employment Agreement by and between Care Investment Trust Inc. and Salvatore (Torey) Riso, Jr. dated as of November 4, 2010.
10.3	Employment Agreement by and between Care Investment Trust Inc. and Steven M. Sherwyn dated as of November 4, 2010.
10.4	Services Agreement by and between Care Investment Trust Inc. and TREIT Management LLC dated as of November 4, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2010

CARE INVESTMENT TRUST INC.
By:	/s/ Steven M. Sherwyn
	Name:	Steven M. Sherwyn
	Title:	Chief Financial Officer, Treasurer, Chief Compliance Officer and Secretary